EXHIBIT 10(l)

                           GOODWIN, PROCTER & HOAR LLP
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                        TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 523-1231


                                  May 28, 1997


SSgA Funds
909 A Street
Tacoma, Washington 98402

Gentlemen:

     As counsel to SSgA Funds (the "Trust"), a Massachusetts business trust, we have been asked to render our opinion with respect to the issuance of an indefinite number of shares of beneficial interest, $.001 par value per share, of the Trust (the "Shares") representing interests in each of SSgA Life Solutions Income and Growth Fund, SSgA Life Solutions Balanced Fund and SSgA Life Solutions Growth Fund, as more fully described in the Prospectus and the Statement of Additional Information contained in Post-Effective Amendment No. 41 (the "Amendment") to the Trust's Registration Statement on Form N-1A (Registration No. 33-19229) to be filed with the Securities and Exchange Commission.

     We have examined the First Amended and Restated Master Trust Agreement of the Trust dated October 13, 1993, as amended, the By-laws of the Trust, the records of certain meetings of the Trustees, the Prospectus and Statement of Additional Information contained in the Amendment, and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, when sold in accordance with the terms of the Prospectus and Statement of Additional Information in effect at the time of sale, will be legally issued, fully paid and non-assessable by the Trust.

     We hereby consent to the filing of this opinion as an exhibit to the Amendment and to the reference to this firm as legal counsel for the Trust in the Prospectus contained in the Amendment.


                                             Very truly yours,


                                             /s/ Goodwin, Procter & Hoar LLP


                                             GOODWIN, PROCTER & HOAR LLP